Exhibit 99.1

MCF CORPORATION ISSUES $7.5 MILLION OF
SECURED CONVERTIBLE DEBT

San Francisco - March 8, 2006 - MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, MCF Asset Management, LLC and MCF Wealth Management, LLC, announced today it has completed a $7.5 million private placement of a variable rate secured convertible note. The issue was placed with Midsummer Investment, Ltd.

MCF Corporation will invest the proceeds in the proprietary funds managed by MCF Asset Management, LLC. Interest on the debenture will be based on the annual investment performance of the funds.

The note is convertible into MCF Corporation’s common stock at a conversion price of $1.41 per share. Midsummer may elect to convert the debenture into common stock of the company at the conversion price at any time following the closing date. The maturity date of the note is December 31, 2010.

Stock warrants to purchase 1,875,000 shares of common stock at $1.41 per share were also issued to the investor. The warrants have a six year term.

Merriman Curhan Ford & Co. acted as the sole placement agent for the transaction.

Conference Call Scheduled to Discuss the Financing

MCF Corporation’s management will host a teleconference call beginning at 1:30 PM (Pacific) today, March 8, 2006, to discuss the debt financing and related matters. Interested listeners and participants may access the live teleconference call by dialing (800) 500-0311 or may access the live Web broadcast at www.merrimanco.com.

For those unable to listen to the live teleconference call, an archived version of the event will be available shortly following the conclusion of the live call at www.merrimanco.com.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and wealth management through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC. MCF Asset Management, LLC and MCF Wealth Management, LLC are two recently formed businesses that are predicated on fee-based, recurring revenue models.

About MCF Asset Management, LLC

MCF Asset Management, LLC manages absolute return investment products for institutional and high-net worth clients. Through the corporate and professional resources of its parent company, MCF Corporation, it has built a first-rate, institutional-grade investment and operational platform.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report on Form 10-K filed on February 16, 2006. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

This is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to purchase any security or an investment in any fund managed by MCF Asset Management, LLC. Any such offer or solicitation must be made only through the delivery of a definitive offering memorandum and the execution of applicable subscription documentation. All prospective investors should carefully review the applicable offering memorandum, including the description of risk factors described therein, before making an investment in a fund.

Contact at the Company:
Christopher Aguilar
General Counsel
(415) 248-5634
ags@mcfco.com